UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 7, 2011
Date of Report (Date of earliest event reported)

Rovi Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                     000-53413                                     26-1739297
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02    Results of Operations and Financial Condition.
ITEM 8.01    Other Events.

On July 1, 2011, Rovi Corporation (“Rovi” or the “Company”) completed the sale of certain assets relating to its BD+ technology business (the “BD+ Business”) to Irdeto USA, Inc. for cash consideration of up to $25 million based on the achievement of certain milestones.  As a result of the divestiture of the BD+ Business, Rovi now expects 2011 non-GAAP Adjusted Pro Forma Revenue to range between $770 million and $810 million.  No change is being made to full year 2011 non-GAAP Adjusted Pro Forma Income Per Common Share estimates previously provided.

Additionally, for the second quarter 2011, Rovi expects revenue (both  under Generally Accepted Accounting Principles (“GAAP”) and on a non-GAAP Adjusted Pro Forma basis) to range between $189 million and $193 million, slightly lower than internal expectations given weakness in the Studio Entertainment related revenues, most notably BD+.

On a non-GAAP Adjusted Pro Forma basis, Adjusted Pro Forma Income Per Common Share for the second quarter is expected to range between $0.56 and $0.60.  Non-GAAP Adjusted Pro Forma Income Per Share excludes non-cash items, such as amortization of intangibles from acquisitions and equity-based compensation charges, and items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results, such as transaction, transition and integration costs.  The final revenue and GAAP diluted income per share numbers for the second quarter remain subject to the customary quarter-end close and validation processes and are therefore not yet determinable.  Adjusted Pro Forma Revenue and Adjusted Pro Forma Income Per Common Share are defined below.

Non-GAAP or Adjusted Pro Forma Information

The Company provides non-GAAP Adjusted Pro Forma information. References to Adjusted Pro Forma information are references to non-GAAP pro forma measures. The Company provides Adjusted Pro Forma information to assist investors in assessing its current and future operations in the way that its management evaluates those operations.  Adjusted Pro Forma Revenue and Adjusted Pro Forma Income Per Common Share are supplemental measures of the Company’s performance that are not required by, and are not presented in accordance with GAAP.  Adjusted Pro Forma information is not a substitute for any performance measure derived in accordance with GAAP.

Adjusted Pro Forma measures assume the Sonic Solutions business combination occurred on January 1, 2010.  Adjusted Pro Forma Income is defined as GAAP pro forma income (loss) from continuing operations, net of tax, adding back non-cash items such as equity-based compensation, amortization of intangibles, amortization or write-off of note issuance costs, non-cash interest expense recorded on convertible debt under Accounting Standards Codification (“ASC”) 470-20 (formerly known as FSP APB 14-1), mark-to-market fair value adjustments for interest rate swaps and caps, the reversals of discrete tax items including reserves and the release of a portion of a payroll tax liability which Sonic Solutions established in prior years in connection with a stock option review; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as transaction, transition and integration costs, restructuring and asset impairment charges, payments to note holders and for expenses in connection with the early redemption of debt, gains on sale of strategic investments, the loss on exiting the Guideworks Joint Venture, and expenses related to certain Gemstar pre-acquisition indemnification and other matters in excess of reserves established in purchase accounting. While depreciation expense is a non-cash item, it is included in Adjusted Pro Forma Income as a reasonable proxy for capital expenditures.

Adjusted Pro Forma Income Per Common Share is calculated using Adjusted Pro Forma Income and taking into account the benefit of the convertible debt call option when it allows the Company to purchase shares of its own stock at a price below what those shares could be purchased for in the open market.

The Company’s management evaluates and makes operating decisions about its business operations primarily based upon Adjusted Pro Forma Revenue, Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share. Management uses Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share as measures as they exclude items management does not consider to be “core costs” or “core proceeds” when making business decisions. Therefore, management presents these Adjusted Pro Forma financial measures along with GAAP measures.  For each such Adjusted Pro Forma financial measure, the adjustment provides management with information about the Company’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Rovi Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions, transaction costs and transition and integration costs in order to make more consistent and meaningful evaluations of the Company’s operating expenses. Management also excludes the effect of restructuring and asset impairment charges, losses on debt redemption, the loss on exiting the Guideworks Joint Venture, expenses related to certain Gemstar pre-acquisition indemnification and other matters in excess of reserves established in purchase accounting, gains on sale of strategic investments and the release of a portion of a payroll tax liability which Sonic Solutions established in prior years in connection with a stock option review for the same reason.  Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Rovi Corporation.  Management excludes non-cash interest expense recorded on convertible debt under ASC 470-20, mark-to-market fair value adjustments for interest rate swaps and caps, and the reversals of discrete tax items including reserves as they are non-cash items and not considered “core costs” or meaningful when management evaluates the Company’s operating expenses.  Management reclassifies the current period benefit of the interest rate swaps from gain on interest rate swaps and caps, net to interest expense in order for interest expense to reflect the swap rates, as these instruments reduce the interest rate the Company effectively pays on its convertible debt.  Management includes the benefit of the convertible debt call option, which allows the Company to purchase shares of its own stock at approximately $28.28, and is excluded from GAAP EPS calculation as it is anti-dilutive, because the pragmatic reality is management would exercise this option rather than allow this dilution to occur.

Management is using Adjusted Pro Forma measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin.  Further, Adjusted Pro Forma financial information helps management track actual performance relative to financial targets.  Making Adjusted Pro Forma financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company’s performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of Adjusted Pro Forma measures have limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Adjusted Pro Forma financial information.  Because other companies, including companies similar to Rovi Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Adjusted Pro Forma measures, these Non-GAAP measures may have limited usefulness in comparing companies.  Management believes, however, that providing Adjusted Pro Forma financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company’s financial performance over time. The Company provides Adjusted Pro Forma financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company’s core operating performance in the same way that management does.

All statements contained herein that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or “looking to the future” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, as well as statements regarding expected results of operations, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, the Company’s estimates of expected second quarter 2011 and full year 2011 results of operations.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the Company’s continued efforts to finish the review of the second quarter 2011 operating results and the review of such results by the Company's auditors, the Company’s ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company’s technologies and integrated solutions. Such factors are further addressed in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2011 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation
(Registrant)
Date: July 7, 2011	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel